Exhibit 10.2

LEASE AGREEMENT

BY THIS LEASE dated October 15, 2004, HAMON FAMILY TRUST, herein called “Lessor,” leases, to COAST NATIONAL BANK, herein called “Lessee”, that certain real property, herein called “the Premises,” in the County of San Luis Obispo, State of California, commonly known as 2138 SPRING STREET, SUITE A PASO ROBLES, California.  The Premises are a part of the property described in Exhibit A, attached hereto, consisting of approximately 1446 square feet.

ARTICLE 1.  TERM OF LEASE

Original Term

Section 1.01.  The Original Term of this lease shall be for a period of FIVE (5) years, commencing on the Commencement Date.  The “Commencement Date” shall be as follows:  (a)  The day following the Completion Date of Vanilla Shell “ as specified in Section 5.03 below, evidenced by a “notice of completion”.

If Lessor fails to deliver possession of a completed or substantially completed suite by October 1, 2004, Lessee shall have the right to terminate said lease.  Should Lessee elect to terminate the lease, Lessor shall discharge Lessee from all obligations contained herein.

Extended Term

Section 1.02.  Should Lessee perform all the terms and conditions of this lease during the original term, Lessee may extend this lease for one (1) additional term of FIVE (5) years, commencing on expiration of the original term, by giving Lessor written notice of Lessee’s desire to extend the term hereof not less than one hundred twenty (120) days but not more than one hundred eighty (180) days, prior to expiration of the original term.

Hold Over

Section 1.03.  Should Lessee hold over and continue in possession of the Premises after expiration of the term of this lease or any extension thereof, Lessee’s continued occupancy of the Premises shall be considered a month-to-month tenancy subject to all the terms and conditions of this lease, except that the base rent, which shall be payable as provided below, shall be one hundred fifteen percent (115%) of the base rent as of the date of expiration.  If Lessee fails to surrender the Premises upon the expiration of this Lease, Lessee shall indemnify and hold Lessor harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant founded on or resulting from such failure to surrender.

ARTICLE 2.  RENT

Base Rent

Section 2.01.  For the initial year of the FIVE (5) year term hereof, Lessee agrees to pay to Lessor a fixed rental for the use and occupancy of the Premises of One Dollar Sixty Five Cents ($ 1.65) per square foot.  It is hereby stipulated, and agreed that the Premises contains approximately 1446 square feet. The initial rent of TWO THOUSAND THREE HUNDRED EIGHTYFIVE DOLLARS and NINETY CENTS $2,385.90 shall be due and payable on the first day of each and every month commencing on or before the Commencement Date, payable to HAMON FAMILY TRUST at P.O. Box 1085, Paso Robles, California, 93447, or at such other place or places as Lessor may from time to time designate by written notice delivered to Lessee.  Such rent shall be pro-rated for any partial month at both the Commencement Date and the termination date.

Rent Adjustment

The minimum monthly rent shall be subject to adjustment at the commencement of the Second year of the original term, and each year thereafter including any extended term of this lease, on the anniversary (“the adjustment date”) of the commencement of the initial term as follows:

The base for computing the first adjustment is the consumer price index (all Items) for the Los Angeles-Long Beach Metropolitan Area, published by the United States Department of Labor Bureau of Labor Statistics, and referred to herein as (“The Index”), which is last published prior to the date of the commencement of the term (“Beginning Index”). If the index published nearest, and prior to, the adjustment date (“Extension Index”) has increased over the Beginning Index, the monthly rent set forth in paragraph 2.01 by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index.  In subsequent adjustments, including adjustments during any extended term, the minimum monthly rent for the following year (and until the next rent adjustment) shall be set by multiplying the minimum monthly rent set forth in paragraph 2.01, as adjusted on the prior adjustment date, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Index which is published for the date nearest the date of the preceding adjustment date.

Within 90 days after the adjustment date, the lessor shall prepare a statement stating the new minimum monthly rent is adjusted and deliver it to the Lessee.  The Lessee shall pay the difference between the rent paid from the adjustment date and the new minimum monthly rent to the lessor within 15 days of receipt of the statement.

Base rent for the first year of the extension term, if any, shall be the fair market rent for comparable property in the Paso Robles area.

“Fair market rent” as used herein shall mean the fair market rent per square foot for comparable property in the Paso Robles area as agreed upon by the parties to this lease.  If the parties are unable to agree on the fair market rent for the Premises for any extension term of this lease, the parties shall agree on one (1) qualified appraiser with not less than five (5) years experience in determining the rental value of commercial real property in the Paso Robles area.  The fees and expenses shall be paid equally by the Lessor, and Lessee.

Lessee’s Share of Common Expenses

Section 2.04  Lessee shall pay to Lessor, as additional rent, Lessee’s share of common expenses (as defined in this paragraph), on the 1st day of each month following the month the term commences and continuing during the term hereof. Lessee’s proportionate share of common expenses shall be THIRTY ONE percent (31%)  of the total common expenses, which is approximately the ratio that the total number of square feet in the Premises bears to the total number of leaseable square feet on the property on which the Premises are located.  Common expenses that cover a period not within the term of this Lease shall be prorated.  Lessor can adjust the monthly common expenses charge at the end of each accounting period on the basis of Lessor’s reasonably anticipated costs for the following accounting period.  An accounting period is a calendar year, except that the first accounting period shall commence on the date the term commences, and the last accounting period shall end on the date the term expires or terminates.

“Common expenses” shall mean and include the cost of all commonly metered utilities such as water, trash removal, common electricity, management fees, and all maintenance and other costs and expenses incurred by Lessor in maintaining, repairing and/or replacing any portion of the commonly used areas, including but not limited to any landscaping and parking areas.

Within thirty (30) days after the end of each accounting period, Lessor shall furnish to Lessee a statement showing the total actual common expenses for the accounting period, Lessee’s share of the total actual common expenses for the accounting period, and the payments made by Lessee with respect to such accounting period.  If Lessee’s share of the total actual common expenses for the accounting period exceed the payments made by Lessee for such period, Lessee shall pay Lessor the deficiency within ten (10) days after receipt of the statement.  If Lessee’s payments made during the accounting period exceed Lessee’s share of the total actual common expenses, Lessor shall pay Lessee the excess at the time Lessor furnishes the statement to Lessee.

Personal Property Taxes

Section 2.05.  Lessee shall pay before delinquency all taxes, assessments, license fees, and other charges (taxes) that are levied and assessed against Lessee’s personal property and tenant improvements installed or located in or on the Premises, and that become payable during the term.  On demand by Lessor, Lessee shall furnish Lessor with satisfactory evidence of these payments.  If any taxes on Lessee’s personal property are levied against Lessor or Lessor’s property, or if the assessed value of the Premises, or building and other improvements in which the Premises are located, is increased by the inclusion of a value placed on Lessee’s personal property, and if Lessor pays the taxes on any of these items or the taxes based on the increased assessment of these items, Lessee, on demand, shall immediately reimburse Lessor for the sum of the taxes levied against Lessor, or the proportion of the taxes resulting from the increase in Lessor’s assessment. Lessor shall have the right to pay these taxes regardless of the validity of the levy.

Real Property Taxes

Section 2.06.  Lessor shall pay all real property taxes and general and special assessments (“real property taxes”) that may be levied or assessed against the land, buildings and improvements of which the Premises are a part.

Security Deposit

Section 2.07.  (a)   Lessee shall, prior to taking possession of the Premises, deposit with Lessor, upon execution hereof, a security deposit in the amount of ($2,500.) Twenty Five Hundred Dollars as security for the full and faithful performance by Lessee of the terms, conditions and covenants of this lease.  Lessee shall not use any portion of the security deposit for the last month’s rent without the prior written consent of Lessor.

(a)   If at any time during the term of this lease Lessee defaults in the payment of rent, or any portion or the rent, including any additional rent herein described, Lessor may appropriate and apply any portion of the security deposit reasonably necessary to remedy any such default.

(b)   If at any time during the term of this lease Lessee, Lessee’s agents, patrons or employees damage the Premises or any part of the property on which the Premises is located through want of ordinary care or any greater degree of culpability, then Lessor may appropriate and apply any portion of the security deposit reasonably necessary to fund the necessary repair.

(c)   If on termination of this tenancy, Lessee fails to surrender and deliver the Premises to Lessor in as good condition as they are on at the date of possession, reasonable wear and tear excepted, Lessor may appropriate and apply any portion of the security deposit reasonably necessary to put the Premises to a clean and sanitary condition.

(d)   Lessor’s obligations with regard to the security deposit are those of a debtor and not a trustee.  Lessor may maintain the security deposit separate and apart from Lessor’s general funds or may commingle the security deposit with Lessor’s general funds or other funds.  Lessee shall not be entitled to any interest on any portion of the security deposit.

(e)   If Lessor transfers Lessor’s interest in the Premises in any manner, Lessor or Lessor’s agent shall do one of the following acts, either of which shall relieve Lessor of further liability with respect to the deposit.

(i)  Transfer the portion of the security deposit remaining after any deductions authorized by this section or otherwise authorized by law, if any, to Lessor’s successor in interest, and thereafter notify Lessee by certified mail, return receipt requested, of that transfer and of the transferee’s name and mailing address. Upon receipt of the security deposit by Lessor’s successor in interest, the successor in interest shall have all of the rights and obligations of Lessor with respect to the security deposit.

(ii)  Return the remaining portion of the security deposit, if any, after any deductions authorized by this lease or otherwise authorized by law, to Lessee.

(f)   Lessor shall return to Lessee the portion of the security deposit remaining after deductions authorized by this section or by law, if any, in the following manner:

(i)            If a deduction has been made only for the nonpayment of rent, the remaining portion, if any, shall be returned not later than two (2) weeks and the date Lessor receives possession of the Premises.

(ii)           If a deduction has been made for any other reason, the remaining portion, if any, shall be returned not later than thirty (30) days after the date Lessee returns possession of the Premises to Lessor, unless Lessor needs more time to determine the cost of curing Lessee’s defaults under this lease, in which case Lessor shall return the remaining portion of the security deposit, if any, within two (2) weeks after completion of the work necessary to cure Lessee’s defaults.

(g)   If during the term of this lease, Lessor applies all or any portion of the security deposit for a purpose authorized by this section or otherwise authorized by law, Lessee agrees to restore the amount of the security deposit so applied, plus such additional amount requested by Lessor (not exceeding twice the amount of the Initial security deposit), with the next payment of rent due under this lease.  Lessee’s failure to restore said security deposit, plus any additional sum required by Lessor, shall be a material breach of this lease.

Late Charges

Section 2.04  If any installment of rent or other payment required to be paid by Lessee to Lessor is not paid within five (5) days of the date on which it is due, a late charge equal to six percent (6%) of the late payment shall be due from Lessee to Lessor to compensate Lessor for the additional administrative work caused by such default and to compensate Lessor for the loss of use of such defaulted payment.  The late charge herein shall be in addition to any other remedy which Lessor may have hereunder for such default.

Interest on Late Payments

Section 2.05  If any payment required to be paid by Lessee to Lessor is not paid within five (5) days of the date on which it is due, such payment shall bear interest at the maximum rate permitted by law from the date it became due until it is paid by Lessee to Lessor.

ARTICLE 3.  USE OF PREMISES

Permitted Use

Section 3.01.  The Premises, during the term of this lease and any extensions thereof shall be used for Financial Services which may include a full service branch bank facility with automated teller and night drop services, and for other related activities and for no other purpose without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

Lessor’s Control of Non-leased Areas

Section 3.03.  Lessor will retain exclusive management and control of all common areas, including landscaping and parking areas, exterior surfaces, partitions, and areas of the exterior perimeter surrounding the Premises.

Insurance Hazards

Section 3.04.  Lessee shall not commit or permit the commission of any acts on the Premises nor use or permit the use of the Premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring the Premises or the improvements on the Premises.

Waste or Nuisance

Section 3.05.  Lessee shall not commit or permit the commission by others of any waste on the Premises; Lessee shall not maintain, commit, or permit the maintenance or commission of any nuisance as defined in Section 3479 of the California Civil Code on the Premises; and Lessee shall not use or permit the use of the Premises for any unlawful purpose.

Hazardous Materials

Section 3.06.  Lessee warrants and represents that during the term hereof, and any extensions thereof, Lessee shall not use the Premises in any manner that would be in violation of any federal, state or local law, ordinance or regulation relating to environmental conditions on, under or about the Property, including but not limited to soil and groundwater conditions.  Lessee shall not use, generate, manufacture, produce, store or dispose of on, under or about the Premises any hazardous materials, including without limitation, flammable materials, explosives, asbestos, radioactive materials, hazardous wastes, toxic substances or related injurious materials, whether injurious by themselves or in combination with other materials, other than such materials as may be necessary for Lessee’s normal operations on the Premises. Lessee shall not dispose of or permit the disposal of any hazardous materials into the sewer system serving the Premises.

Lessee agrees to indemnify, defend and hold Lessor, its officers, directors, principals, employees and agents, and any successors to Lessor, their directors, officers, principals, employees and agents, harmless from and against any and all liability, including without limitation (1) all foreseeable and unforeseeable consequential damages, directly or indirectly arising from the use, generation, storage or disposal of hazardous materials by Lessee, its agents, contractors, patrons, subtenants or assignees on the Premises; and (2) the cost of any required or necessary repair, cleanup or detoxification or remediation and the preparation of any closure or other required plans, whether such action is required or necessary before or after the termination of the term hereof, to the full extent that such liability is attributable, directly or indirectly, to the presence or use, generation, storage, release, threatened release or disposal of hazardous materials by Lessee, its agents, contractors, patrons, subtenants or assignees on the Premises during the term hereof. This indemnity shall survive the termination of the term hereof.

Compliance With Law

Section 3.07.  Lessee shall at Lessee’s own cost and expense comply with all statutes, ordinances, regulations, existing use permits and requirements of all governmental entities, both federal and state and county or municipal, relating to Lessee’s use and occupancy of the Premises whether such statutes, ordinances, regulations, and requirements be now in force or hereinafter enacted.  The judgment of any court of competent jurisdiction, or the admission by Lessee in a proceeding brought against Lessee by any government entity, that Lessee has violated any such statute, ordinance, regulation, or requirement shall be conclusive as between Lessor and Lessee and shall be grounds for termination of this lease by Lessor.  Lessor agrees that any requirements of the Municipal, State, or

Federal authorities which require alteration of Lessor’s building shall not be the responsibility of Lessee, unless required because of an act of Lessee or a use of the Premises by Lessee.

ARTICLE 4. PARKING EASEMENT

Parking Easement

Section 4.01.  Lessor hereby grants to Lessee for the term of this lease, including any extensions thereof, a nonexclusive easement appurtenant to the Premises, and/or off-site parking facilities, the right to use in common with other tenants of the property of which all are a part of the parking areas.  Said easement and the use of said easement by Lessee, shall be subject to the following terms and conditions:

(1)           All parking areas shall be used only for vehicular parking and for vehicular and pedestrian ingress and egress to the Premises by Lessee’ suppliers, customers, and invitees.

(2)           The use of the parking areas shall be subject to such reasonable rules and regulations as may now exist or hereafter be adopted by Lessor from time to time, in Lessor’s sole discretion.

(3)           Lessor grants the non-exclusive use of the entire parking lot, AND Exclusive use of the first Three parking spaces directly in front of lessee’s suite.  Lessee shall be responsible for the cost of marking these three spaces as exclusive to Lessee.  Markings shall be limited to painted designations on asphalt within the parking bay or on the curb directly in front of parking bay.  No other signage shall be permitted for this purpose.

(4)           Lessee shall not store any vehicles in the parking easement area.  No vehicle shall remain in the parking easement area for more than forty-eight (48) hours.

(5)           All parking areas shall be maintained by Lessor and the costs of such maintenance shall be shared as a common expense as provided in Section 2.04 above.

(6)           Lessor shall have the sole discretion and right to make changes in said easement and the Common provided ingress to and egress from said Premises is not substantially impaired by such changes.

ARTICLE 5.  MAINTENANCE, ALTERATIONS AND REPAIRS

Maintenance

Section 5.01.  (a) LESSOR:  Lessor shall, at Lessor’s sole cost and expense, maintain in good condition and repair the exterior roof, exterior walls, structural supports, and the foundations of the Premises. Lessor shall also, at Lessor’s sole cost and expense, maintain in good condition and repair the driveways, parking areas, and landscaping. The costs of maintenance and repair of the driveways, parking areas, landscaping serving the Premises shall be a common expense as provided in Section 2.04 above.  Lessor shall not be liable for any damages to Lessee or the property of Lessee resulting from Lessor’s failure to make any repairs required by this section unless written notice of the need for such repairs has been given to Lessor by Lessee and Lessor has failed for a reasonable period, not exceeding 30 days after receipt of the notice, unless prevented by causes not the fault of the Lessor, to make the needed repairs; provided, further, that Lessor shall promptly be reimbursed by Lessee for the full cost of any repairs made pursuant to this section required because of the negligence or other fault, other than normal and proper use by Lessee or his guests, agents or sublessees, if any.  Lessee shall notify Lessor by personal delivery or certified mail of any unsafe conditions in or about the said premises.

Lessor shall not be liable to Lessee for any liability relating to any unsafe conditions on the premises of which Lessee is aware or reasonably should have been aware and for which notice was not given to Lessor by Lessee.

(b) LESSEE:  Except as expressly provided in Section 5.01 above, Lessee shall at his own cost and expense keep and maintain all other portions of the Premises as well as all improvements on the Premises and all facilities appurtenant to the Premises, including but not limited to electrical, plumbing, heating and air conditioning in good order and repair and in as safe and clean a condition as they were when received by Lessee from Lessor, reasonable wear and tear excepted.

Should Lessee fail to maintain the Premises as set forth above, Lessor may, at Lessor’s option, perform or contract for the performance of such maintenance for and on behalf of Lessee.  In such event, Lessee shall promptly on written demand of Lessor reimburse Lessor for all cost and expense incurred by Lessor in performing Lessee’s obligations hereunder plus interest at the maximum rate permitted by law from the date expended by Lessor to the date of repayment by Lessee.

Alterations and Liens

Section 5.02.  Other than permitted Tenant Improvements, Lessee shall not make or permit any other person to make any alterations to the Premises or to any improvement thereon or facility appurtenant thereto without the written consent of Lessor first had and obtained, which consent shall not be unreasonably withheld. Lessee shall submit detailed plans and specifications for any proposed alterations or improvements to the Premises for Lessor’s review.  Any and all approved alterations or improvements to the Premises shall be at Lessee’s sole cost and expense.  Lessee shall keep the Premises free and clear from any and all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Premises at the instance or request of Lessee. Lessee shall give Lessor not less than ten (10) days prior written notice of the commencement of construction of any alterations or improvement exceeding $3,000.00 so that Lessor may post and maintain on the Premises, and to record as required by law, any notice or notices of nonresponsiblity provided for under the mechanics lien laws of the State of California.  Furthermore, any and all alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on the Premises by Lessee or any other person shall on expiration or sooner termination of this lease become the property of Lessor and remain on the Premises; provided, however, that Lessor shall have the option on expiration or sooner termination of this lease of requiring Lessee, at Lessee’s sole cost and expense, to remove any or all such alterations, additions, improvements, or fixtures from the Premises.

Tenant Improvements

Section 5.03. Lessor shall provide a vanilla shell drywalled, textured and painted, floor covering, drop ceilings and (1) bathroom, finished utility services, lighting, and heating and air conditioning, wiring for phone and cable to outer walls.

Inspection by Lessor

Section 5.04.  Lessee shall permit Lessor or his agents to enter into and upon the Premises during business hours for the purpose of inspecting the same, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs or for the purpose of placing upon the property in which the Premises are located any usual or ordinary “for sale” signs, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Lessee shall permit Lessor, at any time within one hundred twenty (120) days prior to the expiration of this lease, to place upon the Premises any usual or ordinary “to let” or “to lease” signs, provided that such entries made by Lessor hereunder shall not unreasonably interfere with the conduct of Lessee’s business.

Surrender of Premises

Section 5.05.  On expiration or sooner termination of this lease, or any extensions or renewals of this lease, Lessee shall promptly surrender and deliver the Premises to Lessor in as good condition as they are on at the date of possession, reasonable wear and tear excepted.

ARTICLE 6. SIGNS AND TRADE FIXTURES

Signs

Section 6.01. Lessee shall provide signs at lessee’s expense.  Signage shall be limited to Monument sign, Building sign, Directory sign, and suite Entrance, provided Lessee agrees to the following:

(1)           Comply with the signage ordinances and laws of the city of Paso Robles:

(2)           Upon initial placement of signage, Lessee shall at lessee’s sole expense maintain signage.

(3)           Changes and/or modifications of signage shall be done by Lessee at Lessee’s sole expense only after Lessor’s written approval and consent has first been obtained, which consent shall not be unreasonably withheld or detained;

(4)           No signs are attached to, painted upon or placed in any fashion on the awnings or roof of the building, and

(5)           Lessee does not place any decoration, lettering, or advertising matter on the glass of any exterior show window of the Premises.

Installation and Removal of Trade Fixtures

Section 6.02. Lessee shall have the right at any time and from time to time during the term of this lease and any renewal or extension of such term, at Lessee’s sole cost and expense, to install and affix in, to, or on the Premises such items, herein called “trade fixtures”, for use in Lessee’s trade or business as Lessee may, in its sole discretion, deem advisable. Any and all such trade fixtures that can be removed without structural damage to the Premises or any building or improvement on the Premises shall remain the property of the Lessee and may be removed by Lessee at any time or times prior to the expiration or sooner termination of this lease.

Unremoved Trade Fixtures

Section 6.03. Any trade fixtures described in this Article that are not removed from the Premises by Lessee within ten (10) days after the expiration or sooner termination of this lease, regardless of cause, shall be deemed abandoned by Lessee and shall automatically become the property of Lessor as owner of the real property to which they are affixed, unless Lessor notifies Lessee, in writing, of Lessor’s election to have Lessee remove such trade fixtures and to repair any damage caused thereby. Upon such election by Lessor to require Lessee to remove such trade fixtures, Lessee shall have fifteen (15) days from the date of such notice in which to remove such trade fixtures and repair any damage caused by such removal. If Lessee fails to remove such trade fixtures and repair any such damage, Lessor may do so at Lessee’s sole cost and expense, including any costs of storing such property.  Such costs and expenses, if incurred by Lessor for Lessee’s benefit, shall be promptly, upon written demand thereof, be reimbursed to Lessor by Lessee, together with interest at the maximum rate permitted by law from the date expended by Lessor to the date of reimbursement by Lessee.

ARTICLE 7.  INDEMNITY AND INSURANCE

Hold-Harmless Clause

Section 7.01.  Lessee agrees to indemnify and hold Lessor and the property of Lessor, including the Premises, free and harmless from any and all claims, liability, loss, damage, or expenses resulting from Lessee’s occupation and use of the Premises, specifically including, without limitation, any claim, liability, loss, or damage arising by reason of:

(a)           The death or injury of any person or persons, including Lessee or any person who is an employee or agent of Lessee, or by reason of the damage to or destruction of any property, including property owned by Lessee or any person who is an employee or agent of Lessee, and caused or allegedly caused by either the condition of the Premises, or some act or omission of Lessee or of some agent, contractor, employee, servant, sublessee, or concessionaire of Lessee on the Premises;

(b)           Any work performed on the Premises or materials furnished to the Premises at the instance or request of Lessee or any agent or employee of Lessee;

(c)           Lessee’s failure to perform any provision of this lease or to comply with any requirement imposed on Lessee or the leased Premises by any duly authorized governmental agency or political subdivision.

Liability Insurance

Section 7.02.  Lessee shall, prior to the date Lessee takes possession of the Premises and at its own cost and expense,, obtain and maintain during the entire term of this lease and any renewals or extensions thereof, a broad form comprehensive coverage policy of public liability insurance issued by an insurance company acceptable to Lessor and authorized to conduct insurance business in the State of California and insuring Lessee and Lessor against loss or liability caused by or connected with Lessee’s occupation and use of the Premises under this lease in amounts not less than:

(a)           $1,000,000.00 combined single limit for injury to or death as a result of any accident or incident.

(b)           $500,000.00 for damage to or destruction of any property of others.

Such public liability insurance, and property damage insurance shall insure performance by Lessee of the indemnity provisions of Section 7.01 above.  Both parties shall be named as co-insured, and the policy shall contain cross liability endorsements, if available.

Every three (3) years, Lessor may increase the amount of public liability and property damage insurance coverage required hereunder, if at that time the existing coverage is not adequate in the opinion of Lessor’s insurance broker or lender(s).

Fire and Casualty Insurance

Section 7.03.  Lessor shall, at Lessor’s sole cost and expense, at all times during the term hereof, and any extensions thereof, keep all buildings, improvements and other structures on the Premises insured for their full replacement cost against loss or destruction by fire and the perils, including vandalism and malicious mischief, commonly covered under standard extended coverage endorsements in San Luis Obispo County, California.  Any loss payable under such policy(s) shall be paid by the insurance company issuing to Lessor and shall be used to fund the repair or replacement of the damaged building or improvements.

“Full replacement cost” as used herein shall mean the actual cost of replacement for the buildings and other improvements on the Premises, as determined from time to time by Lessor.

Business Interruption Insurance

Section 7.04.  Lessee shall, at all times during the term of this lease and any extensions thereof, maintain at Lessee’s sole cost and expense a policy of business interruption insurance, ensuring the rent provided for in this lease will be paid to Lessor for a period not less than one (1) year in the event the Premises are destroyed or damaged so as to render operation of Lessee’s business impossible or impractical by any casualty insured against by standard fire and extended coverage insurance.

Lessee’s Personal Property

Section 7.05.  Lessee shall, at all times during the term of this lease and any extensions thereof, maintain at Lessee’s sole cost and expense an insurance policy issued by a company acceptable to Lessor insuring for their full insurable value all furniture, fixtures, equipment and alterations or improvements made to the Premises by Lessee against loss or destruction by fire and the perils commonly covered under the standard extended coverage endorsement to fire insurance policies in San Luis Obispo County.  Any loss payable under such insurance shall be payable to Lessor and Lessee and shall be used to repair or replace such furniture, fixtures, equipment and alterations and improvements.

Cancellation Clause

Section 7.06.  Any policy of insurance required to be obtained and maintained by Lessee under this Article shall be written by insurance companies authorized to do business in the State of California.  Each such policy of insurance shall expressly provide that it cannot be cancelled for any reason or altered in any manner unless at least thirty (30) days prior written notice has been given to Lessor by the insurance company.

Deposit of Insurance with Lessor

Section 7.07.  Lessee shall, prior to taking possession of the Premises and promptly thereafter when any such policy is replaced, rewritten, or renewed, deliver to Lessor a true and correct copy of each insurance policy required by this Article of this lease or a certificate executed by the insurance company or companies or their authorized agent evidencing such policy or policies.

Lessor’s Right to Procure Insurance

Section 7.08. If at any time Lessee fails to procure or maintain the insurance required by this Article, Lessor may obtain that insurance and pay the premiums on it for the benefit of Lessee. Any amounts paid by Lessor to procure or maintain insurance pursuant to this section shall be immediately due and repayable to Lessor by Lessee with the next then due installment of rent under this lease. Failure to repay at that time any amount expended by Lessor shall be considered the same as a failure to pay rent and a default by Lessee under this lease.

ARTICLE 8.  DAMAGE, DESTRUCTION OR CONDEMNATION

Duty to Repair or Restore

Section 8.01.  If any improvements, including the buildings and other structures, located on the Premises are damaged or destroyed during the term of this lease or any extension thereof, the damage shall be repaired as follows:

(a)  If the damage or destruction is caused by a peril against which fire and extended coverage insurance is required to be carried under this lease, Lessor shall repair that damage as soon as reasonably possible and restore the Premises and improvements to substantially the same condition as existed before the damage or destruction, regardless of whether the insurance proceeds are sufficient to cover the actual cost of repair or restoration.

(b)  If the damage or destruction is caused by a peril against which insurance is not required to be carried by this lease, Lessor, subject to Lessor’s right to terminate this lease described in Section 8.02, shall repair that damage as soon as reasonably possible and restore the Premises to substantially the same condition as existed before the damage or destruction.

(c) Whether the damage of destruction is caused either by a peril against which fire and extended coverage insurance is required by this lease to be carried or by a peril against which insurance is not required to be carried by this lease, Lessee expressly waives any right under Civil Code Sections 1931-1933 to terminate this lease for damage or destruction to the Premises.

Termination of Lease for Certain Losses

Section 8.02.  (a)  Notwithstanding any other provision of this lease, if any improvements located on the Premises are damaged or destroyed to such extent it will cost more than $100,000.00 to repair or replace them, and the damage or destruction is caused by a peril against which insurance is not required to be carried by this lease, Lessor may terminate this lease by giving Lessee written notice of the termination. The notice must be given within sixty (60) days after the occurrence of the damage or destruction.

(b)  Lessee or Lessor shall have the right to terminate this lease under either of the following circumstances:

(i) If the Premises are damaged or destroyed from any cause whatsoever, insured or uninsured, and the laws then in effect do not permit the repair or restoration of the Premises provided for in this Article; or

(ii) If the Premises are damaged or destroyed from any cause whatsoever, insured or uninsured, during the last year of the term of this lease or any extension thereof (provided Lessee has not elected before the date of damage or destruction to extend the term of this lease in accordance with Section 1.02).

(c)  Either party may terminate this lease by giving written notice of termination to the other party not later than fourteen (14) days after the occurrence of the event giving rise to the right to terminate under subsection (b) above, and such termination shall be effective as of the date of the notice of termination.  In the event of a termination under subsection (b), Lessee shall not be entitled to collect any insurance proceeds attributable to insurance policies covering the Premises or improvements except those proceeds attributable to Lessee’s personal property and trade fixtures.

(d)  If this lease is terminated pursuant to either subsection (a) or (b) above, the rent and other sums payable by Lessee to Lessor under this lease shall be prorated as of the termination date. If any such sums have been paid in advance by Lessee, Lessor shall refund them to Lessee for the unexpired period for which the payment has been made.

Time for Construction of Repairs

Section 8.03.  Any and all repairs and restorations of improvements required by this Article shall be commenced by Lessor or Lessee, as the case may be, within a reasonable time after the occurrence of the damage or destruction requiring the repairs or restoration; shall be diligently pursued after being commenced; and shall be completed within a reasonable time after the loss. If Lessor is required under this lease to perform the repairs and restoration, Lessor shall cause the repairs and restoration to be completed within 180 days after the occurrence of the event causing destruction or Lessee shall have the right to terminate this lease, unless the delays are caused by events outside the control of Lessor.

Total Condemnation

Section 8.04.  Should, during the term of this lease or any renewal or extension thereof, title and possession of all of the Premises be taken under the power of eminent domain by any public or quasi-public agency or entity, this lease shall terminate as of 12:01 A.M. on the date actual physical possession of the Premises is taken by the agency or entity exercising the power of eminent domain and both Lessor and Lessee shall thereafter be released from all obligations, except those specified in Section 8.08 of this lease, under this lease.

Termination Option for Partial Condemnation

Section 8.05.  Should, during the term of this lease or any extension thereof, title and possession of only a portion of the Premises be taken under the power of eminent domain by any public or quasi-public agency or entity, Lessee may, at Lessee’s option, terminate this lease if more than 35 percent of the floor space or more than 55 percent in value of the Premises is taken under the power of eminent domain.  Lessee shall exercise its option by giving written notice to Lessor within 30 days after actual physical possession of the portion subject to the eminent domain power is taken by the agency or entity exercising that power. This lease shall terminate as of 12:01 A.M. on the date the notice is deemed given to Lessor but the rent specified in Article 2 of this lease shall be reduced in the manner specified in Section 8.06 below from the date of taking to the date of termination of the lease.

Partial Condemnation Without Termination

Section 8.06.  Should Lessee fail to exercise the option described in Section 7.06 of this lease or should the portion of the Premises taken under the power of eminent domain be insufficient to give rise to the option described in Section 8.05 of this lease, then, in that event:

(a)           This lease shall terminate as to the portion of the Premises taken by eminent domain as of 12:01 A.M. on the day, herein called the “date of taking,” actual physical possession of that portion of the Premises is taken by the agency or entity exercising the power of eminent domain;

(b)           The rent specified in Article 2 of this lease shall, after the date of taking, be reduced by an amount that bears the same ratio to the rent specified in Article 2 of this lease as the square footage floor space of the portion of said premise taken under the power of eminent domain bears to the total square footage floor space of the Premises as of the date of this lease; and

(c)           Lessor, at Lessor’s own cost and expense, will remodel and reconstruct the building remaining on the portion of the Premises not taken by eminent domain into a single efficient architectural unit as soon after the date of taking, or before, as can be reasonably done; provided, however, that the rent specified in this lease shall not be abated or reduced, except as provided in subparagraph (b) of this section, during such remodeling and reconstruction.

Condemnation Award

Section 8.07.  Should, during the term of this lease or any renewal or extension thereof, title and possession of all or any portion of the Premises to taken under the power of eminent domain by any public or quasi-public agency or entity, the portion of the compensation or damages for the taking awarded to each of the parties to this lease, Lessor and Lessee, shall belong to and be the sole property of the party Lessor or Lessee, to whom it is awarded.  Lessee shall be entitled to that portion of the compensation or damages awarded for the eminent domain taking that represents (1) reasonable value of Lessee’s rights under this lease for the unexpired term of this lease and (2) the cost or loss sustained by Lessee because of the removal of Lessee’s trade fixtures, equipment and furnishings from the portion of the Premises taken by eminent domain.

Arbitration of Condemnation Award

Section 8.08.  Should separate awards not be made to Lessor and Lessee for the taking by eminent domain of all or any portion of the Premises, and should Lessor and Lessee be unable to agree on the manner the total award is to be divided between them pursuant to Section 7.08 of this lease, the proper division of the award between Lessor and Lessee shall be settled by arbitration.  Each party shall appoint an arbitrator and the two arbitrators so appointed shall, within a month after both have been appointed, select a third arbitrator.  The decision of any two of the three arbitrators in writing shall be binding on both Lessor and Lessee.  Should no two arbitrators be able to agree within one month after appointment of the third arbitrator, the report of the arbitrator most favorable to Lessor and the report of the arbitrator most favorable to Lessee shall both be disregarded and the report of the remaining arbitrator shall be binding on both Lessor and Lessee.  Should either Lessor or Lessee fail to appoint an arbitrator within 15 days after receiving written notice from the other to do so, the arbitrator selected by the other party shall act for both and his decision in writing shall be binding on both Lessor and Lessee.

ARTICLE 9.  DEFAULT, ASSIGNMENT, AND TERMINATION

Subleasing or Assigning as Breach

Section 9.01.  Lessee shall not encumber, assign, or otherwise transfer this lease, any right or interest in this lease, or any right or interest in the Premises or any of the improvements that may now or hereafter be constructed or installed on the Premises without the express written consent of Lessor first had and obtained.  Neither shall Lessee sublet the Premises or any part thereof or allow any other person, other than Lessee’s patrons, agents, servants, and employees, to occupy the Premises or any part thereof without the prior written consent of Lessor.  A consent by Lessor to one assignment, one subletting, or one occupation of the Premises by another person shall not be deemed to be a consent to any subsequent assignment, subletting, or occupation of the Premises by another person.  Any encumbrance, assignment, transfer, or subletting without the prior written consent of Lessor, whether it be voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Lessor, terminate this lease.  The consent of Lessor to any assignment of Lessee’s interest in this lease or the subletting by Lessee of the Premises or parts of the Premises shall not be unreasonably withheld.  Any such permitted assignment shall not relieve Lessee or any person who has personally guaranteed Lessee’s performance of this lease from any liability under this lease or any such guarantee.

Abandonment by Lessee

Section 9.02.  Should Lessee breach this lease and abandon the Premises prior to the natural expiration of the term of this lease, Lessor may:

(a)           Continue this lease in effect by not terminating Lessee’s right to possession of the Premises, in which event Lessor shall be entitled to enforce all his rights and remedies under this lease, including the right to recover the rent specified in this lease as it becomes due under this lease; or

(b)           Terminate this lease and recover from Lessee:

(i)            The worth at the time of award of the unpaid rent which had been earned at the time of termination of the lease;

(ii)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination of the lease until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonable avoided;

(iii)          The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this lease after the time of award exceeds the amount of rental loss that Lessee proves could be reasonably avoided; and

(iv)          Any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee’s failure to perform Lessee’s obligations under this lease.

The term “rent” as used in this section shall mean the base rent, as adjusted to the date of default, additional rent as defined above and any other sums required to be paid by Lessee pursuant to the terms of this lease.  As used in subsection (i) and (ii) above, the “worth at the time of the award” shall be computed by allowing interest at the rate of ten percent (10%) per annum.  As used in subsection (iii) above, the “worth at the time of the award” shall be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

Default by Lessee

Section 9.03.  Should Lessee default in the payment of any rent, additional rent or other sum to be paid by Lessee hereunder, and if such default shall continue for a period of five (5) days after written notice thereof from Lessor to Lessee, or if Lessee shall default in the performance or observance of any other term, covenant, obligation, or agreement to be performed or observed by Lessee, and if such default shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee, or if more than two (2) of any of the foregoing defaults, or any combination thereof shall occur in any single twelve (12) month period during the term hereof, whether or not the same shall be cured, Lessor shall have, in addition to any other remedies provided for herein or by law, the option to terminate this lease, re-enter the Premises by process of law and shall have the right to recover from Lessee all of the sums described in Section 8.02(b) above.

Insolvency of Lessee

Section 9.04.  The insolvency of Lessee as evidenced by a receiver being appointed to take possession of all or substantially all of the property of Lessee, or the making of a general assignment for the benefit of creditors by Lessee or the filing by or against Lessee of a petition in bankruptcy, shall terminate this lease and entitle Lessor to reenter and regain possession of the Premises.

Right of Entry on Default

Section 9.05.  Without limitation of Lessor’s rights contained elsewhere in this lease or at law, in the event of Lessee’s default, all of Lessee’s fixtures and personal property shall remain on the Premises and, continuing during the length of said default, Lessor shall have the right to take exclusive possession of same and shall be entitled to obtain a writ of attachment of same, with or without notice to Lessee.  Alternatively, Lessor may remove all or any portion thereof and to place such property in storage for the account of Lessee and at the expense of Lessee.  Lessor shall have no duty to pay rent or other costs of storage and shall have no liability to Lessee if the property is sold at auction or otherwise.  Upon such entry, Lessor may, at Lessor’s option, relet the Premises or any part thereof to a third party or third parties for any term, at any rental, and on any other terms and conditions that Lessor, in its sole discretion may deem advisable, and shall have the right to make alterations and repairs to the Premises. Lessee shall be liable for all of Lessor’s costs of reletting, including but not limited to remodeling costs required for the reletting.  In the event Lessor relets the Premises, Lessee shall pay all rent due under this lease at the times specified herein, less any amount or amounts actually received by Lessor from the reletting.

Cumulative Remedies

Section 9.06.  The remedies given to Lessor in this Article shall not be exclusive but shall be cumulative and in addition to all remedies now or hereafter allowed by law or elsewhere provided in this lease.

Waiver of Breach

Section 9.07.  The waiver by Lessor of any breach by Lessee of any of the provisions of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Lessee whether of the same or another provision of this lease.

ARTICLE 10  MISCELLANEOUS

Force Majeure - Unavoidable Delays

Section 10.01.  Should the performance of any act required by this lease to be performed by either Lessor or Lessee be prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability to secure materials, restrictive governmental laws or regulations, or any other cause except financial inability, not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused; provided, however, that nothing contained in this section shall excuse the prompt payment of rent or other sums by Lessee as required by this lease or the performance of any act rendered difficult solely because of the financial condition of the party, Lessor or Lessee, required to perform the act.

Attorney’s Fees

Section 10.03.  (a)   Should any litigation be commenced between the parties to this lease concerning the Premises, this lease, or the rights and duties of either in relation thereto, the party, Lessor or Lessee, prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in the litigation, to a reasonable sum as and for his attorney’s fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

(b)           If Lessor is made a party defendant to any litigation concerning this lease or the leased Premises or the occupancy thereof by Lessee, then Lessee shall hold Lessor harmless from all liability by reason of said litigation, including reasonable attorney’s fees and expenses incurred by Lessor in any such litigation, whether or not any such litigation is prosecuted to judgment, provided however, it is agreed between Lessor and Lessee that if the litigation referred to in said Paragraph arises out of no act, fault, or negligence of the Lessee, there shall be no obligation on the part of Lessee to hold harmless the Lessor from said litigation.

(c)           If Lessee breaches any term of this lease, Lessor may employ an attorney or attorneys to protect Lessor’s rights hereunder, and in the event of such employment following any breach by Lessee, Lessee shall pay Lessor reasonable attorney’s fees and expenses incurred by Lessor, whether or not an action is actually commenced against Lessee by reason of said breach.

Notices

Section 10.04.  All notices to be given to Lessee shall be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the Premises, whether or not Lessee has departed from, abandoned or vacated the Premises.  All notices to be given to Lessor shall be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessor’s agent, Turn-Key Property Management at P.O. Box 1715, Paso Robles, California, 93447, or at such other place or places as Lessor may from time to time designate by written notice delivered to Lessee.

No Merger

Section 10.05.  The voluntary or other surrender of this lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate any existing subleases or subtenancies or may, at the option of Lessor, operate as an assignment to it of any of such subleases or subtenancies.

Binding on Heirs and Successors

Section 10.06.  This lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, Lessor and Lessee, but nothing in this section contained shall be construed as a consent by Lessor to any assignment of this lease or any interest therein by Lessee except as provided in Article 8 of this lease.

Partial Invalidity

Section 10.07.  Should any provision of this lease be held by a court of competent jurisdiction to be either invalid, void, or unenforceable, the remaining provisions of this lease shall remain in full force and effect unimpaired by the holding.

Sole and Only Agreement

Section 10.08.  This instrument constitutes the sole and only agreement between Lessor and Lessee respecting the Premises, the leasing of the Premises to Lessee, or the lease term herein specified, and correctly sets for the obligations of Lessor and Lessee to each other as of its date.  Any agreements or representations respecting the Premises or their leasing by Lessor to Lessee not expressly set forth in this instrument are null and void.

Waiver

Section 10.09.  The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

Subordination and Non-Disturbance

Section 10.10.  (a)  This lease is subject and subordinate to all mortgages and deeds of trust which may hereafter be placed and recorded on the property of which the Premises are a part. and to all renewals, modifications, replacements, and extensions thereof.

(b)           The subordination provided for above is conditioned on and subject to the following:

(i)            For each mortgage or deed of trust, Lessor shall obtain from the mortgagee or beneficiary a non-disturbance agreement in writing that, in the event of foreclosure, or any sale thereunder, this lease shall not be terminated and Lessee’s right to possession under this lease shall not be disturbed, provided Lessee is not then in default under this lease;

(ii)           In consideration of the mortgagee’s or beneficiary’s agreement not to disturb Lessee’s possession as above provided, Lessee hereby agrees to attorn to the purchaser at any foreclosure, sale or other action or proceeding.

(iii)          The subordination described in this section shall be effective without the necessity of having any further instruments executed by Lessee, but Lessee agrees to execute on demand any such further instruments evidencing subordination that Lessor or any mortgagee or beneficiary may reasonably request.

Time of Essence

Section 10.11.  Time is expressly declared to be the essence of this lease.

Accord and Satisfaction

Section 10.12.  No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent stipulated herein or any other sum due hereunder from Lessee to Lessor shall be deemed to be anything other than a payment on account of the earliest sum then due and owing to Lessor.  No endorsement or statement on any check of any letter accompanying any check or payment or payment of any sum(s) due from Lessee to Lessor hereunder shall be deemed to be an accord and satisfaction, and Lessor may accept and negotiate any such payment without prejudice to Lessor’s right to recover the balance of such rent or other sum or to pursue any other remedy provided for in this lease or by law.

Signature Authority

Section 10.13.  Each individual executing this Agreement on behalf of a corporation, partnership or other entity represents or warrants that he/she is duly authorized to execute and deliver this Agreement on behalf of said entity, and that this Agreement is binding upon said entity in accordance with its terms and in no way stands in contravention of any prior agreement to which said entity is a party.  On request, each party shall furnish the other with evidence of authority.

Executed on the day and date first above written at Paso Robles, California.

LESSEE:

COAST NATIONAL BANK

by:	/s/ Ricky Fleischer
RICKY FLEISCHER
SENIOR VICE PRESIDENT, CREDIT ADMINISTRATION

LESSOR:

HAMON FAMILY TRUST

by:	/s/ John Hamon
JOHN HAMON, TRUSTEE